UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  August 7, 2019
Diebold Nixdorf, Incorporated

(Exact name of registrant as specified in its charter)
_________________________________________________

Ohio		1-4879	34-0183970

(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077,
North Canton,	Ohio		44720-8077

(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, $1.25 par value per share	DBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On August 7, 2019 (the “Seventh Amendment Effective Date”), Diebold Nixdorf, Incorporated (the “Company”), its borrowing subsidiaries party thereto, the guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto, entered into a seventh amendment (the “Amendment”) to the Company’s credit agreement, dated as of November 23, 2015 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”).

Among other things, the Amendment amends and extends the tenors of certain of the Term A Loans, Revolving Credit Commitments and Revolving Credit Loans maturing on December 23, 2020 (collectively, the “2020 Facilities”), to April 30, 2022, to be effected by an exchange of 2020 Term A Loans, 2020 Revolving Credit Commitments and 2020 Revolving Credit Loans for 2022 Term A Loans, 2022 Revolving Credit Commitments and 2022 Revolving Credit Loans, respectively, and/or the obtaining of new refinancing 2022 Term A Loan, 2022 Revolving Credit Commitments and 2022 Revolving Loans (collectively, “2022 Facilities”), as applicable. The vast majority of Term A loans due in December of 2020 was exchanged for 2022 Term A Loans while the remaining amounts were paid down with new capital raised. Upon giving effect thereto, the Company will have $343.8 million in 2022 Revolving Credit Commitments and $374.3 million in outstanding principal amount of 2022 Term A Loan, as well as $68.8 million in 2020 Revolving Credit Commitments.

The interest rates with respect to the 2022 Facilities are based on, at the Company’s option, adjusted LIBOR or an alternative base rate, in each case plus an applicable margin tied to the Company’s then applicable total net leverage ratio. Such applicable margins range from, for LIBOR-based 2022 Term A Loans, 1.25% to 4.75%, for LIBOR-based 2022 Revolving Loans, 1.25% to 4.25%, and for base-rate 2022 Term A Loans and 2022 Revolving Loans, 1.00% less than in the case of LIBOR-based loans. Using current interest rates and leverage ratios as well as the typical amounts drawn under the Revolving Loans, the amendment and extension is expected to increase the Company’s interest expense by approximately $10 million on an annual basis. Additionally, the Company’s 2019 outlook for cash interest expense remains unchanged at approximately $190 million.

Proceeds of the 2022 Facilities will be used to effectuate the above described exchange and extension and for general corporate purposes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated
August 7, 2019	By:	/s/ Jeffrey Rutherford
		Name:	Jeffrey Rutherford
		Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)